SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant |_|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

[X]   Preliminary proxy statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(e)(2))
|_|   Definitive proxy statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                          Science Dynamics Corporation
                (Name of Registrant as Specified In Its Charter)

                                      N.A.
     (Name of Person(s) Filing proxy statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|_|   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
      Item 22(a)(2) of Schedule 14A.
|_| $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1) Title of each class of securities to which transaction applies:

      (2) Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4) Proposed maximum aggregate value of transaction:

      (5) Total fee paid:

|_|   Fee paid previously with preliminary materials.
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1) Amount Previously Paid:

      2) Form, Schedule or Registration Statement No.:

      3) Filing Party:

      4) Date Filed:

                          SCIENCE DYNAMICS CORPORATION
                          7150 N. Park Drive, Suite 500
                          Pennsauken, New Jersey 08109

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                                December 18, 2006

      NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Science Dynamics Corporation, a Delaware corporation, will be held at the offices of the Corporation, 7150 N. Park Drive, Suite 500, Pennsauken, New Jersey 08109 on December 18, 2006, at 11:00 A.M. local time. At the meeting, you will be asked to vote on:

(1)   The approval of our restated certificate of incorporation.

(2) The transaction of such other and further business as may properly come before the meeting.

      The board of directors has fixed the close of business on November 6, 2006 as the record date for the determination of stockholders entitled to notice of and to vote at the special meeting.

      The enclosed proxy statement contains information pertaining to the matters to be voted on at the special meeting.


                                              By order of the Board of Directors

                                              Joseph Noto
                                              Secretary


Pennsauken, New Jersey
November 20, 2006

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PRE-ADDRESSED POSTAGE-PAID ENVELOPE AS DESCRIBED ON THE ENCLOSED PROXY CARD. YOUR PROXY, GIVEN THROUGH THE RETURN OF THE ENCLOSED PROXY CARD, MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING WITH OUR CORPORATE SECRETARY PRIOR TO THE MEETING A WRITTEN NOTICE OF REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

                          SCIENCE DYNAMICS CORPORATION
                          7150 N. Park Drive, Suite 500
                          Pennsauken, New Jersey 08109

                                 PROXY STATEMENT

                         Special Meeting of Stockholders
                                December 18, 2006

      The accompanying proxy and this proxy statement have been prepared by our management for the board of directors. Your proxy is being solicited by the board of directors for use at a special meeting of stockholders to be held at the offices of the Corporation, 7150 N. Park Drive, Suite 500, Pennsauken, New Jersey 08109, on Monday, December 18, 2006, at 11:00 A.M. or at any adjournment thereof. This proxy statement contains information about the matters to be considered at the meeting or any adjournments or postponements of the meeting and is first being mailed to stockholders, on or about November 20, 2006.

                                ABOUT THE MEETING

What is being considered at the meeting?

      You will be voting for:

      o     A proposal to approve our restated certificate of incorporation.

      o The transaction of such other and further business as may properly come before the meeting.

Who is soliciting your proxy?

Your proxy is being solicited by our board of directors.

Who is entitled to vote at the meeting?

      You may vote if you owned stock as of the close of business on November 6, 2006, which is the record date for determining who is eligible to vote at the special meeting. Each share of common stock is entitled to one vote.

How do I vote?

      You can vote either by attending the meeting and voting at the meeting or by completing, signing and returning the enclosed proxy card.

Can I change my mind after I vote?

      Yes, you may change your mind at any time before the polls close at the meeting. You can change your vote by signing another proxy with a later date and returning it to us prior to the meeting or by voting again at the meeting.

What if I sign and return my proxy card but I do not include voting instructions?

      If you sign your proxy card and return it to us but you do not include voting instructions as to any proposal, your proxy will be voted FOR the amendment to our certificate of incorporation.

What does it mean if I receive more than one proxy card?

      It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Continental Stock Transfer & Trust Company, 17 Battery Place, 8th Floor, New York 10004, whose phone number is (212) 509-4000.

Will my shares be voted if I do not provide my proxy?

      No. If you want your vote to be counted you must vote the shares. If your stock is held in your brokerage account, you can instruct your broker how your shares should be voted. If you do not give your broker instructions, your shares will not be voted If you hold your shares directly in your own name, you must vote, either by completing, signing and delivering a proxy or attending the meeting and voting at the meeting.

How many votes must be present to hold the meeting?

      In order for us to conduct our meeting, we must have a quorum. We will have a quorum, and be able to conduct the meeting, if a majority of our outstanding shares as of November 6, 2006, are present at the meeting. Your shares will be counted as being present at the meeting if you attend the meeting or if you properly return a proxy by mail or if you fail to give your broker voting instructions and the broker votes your shares on any matter.

      On November 6, 2006, we had 165,765,656 shares of common stock issued and outstanding. This number of shares does not include treasury stock.

What vote is required to approve the amendment to our certificate of incorporation?

      The proposal to approve the restated certificate of incorporation requires the vote of a majority of our outstanding shares of common stock.

Who is paying the cost of the meeting?

      We will pay for preparing, printing and mailing this proxy statement. Proxies may be solicited on our behalf by our directors, officers or employees in person or by telephone, electronic transmission and facsimile transmission. We will reimburse banks, brokers and other custodians, nominees and fiduciaries for their out-of-pocket costs of sending the proxy materials to our beneficial owners.

Shareholder List

      A list of stockholders entitled to vote at the special meeting, will be open to the examination of any stockholder for any purpose germane to the special meeting during ordinary business hours commencing ten days before the special meeting, and continuing until December 18, 2006 at our principal executive offices located at 7150 North Park Drive Suite 500, Pennsauken, New Jersey 08109.

          PROPOSAL TO APPROVE THE RESTATED CERTIFICATE OF INCORPORATION


      On September 19, 2006, pursuant to a securities purchase agreement with Barron Partners LP, we sold to Barron Partners, for $4,500,000, a note in the principal amount of $4,500,000, and common stock purchase warrants to purchase up to 125,000,000 shares of our common stock at $0.05 per share and 125,000,000 shares of our common stock at $0.125 per share.

      Pursuant to our agreement with Barron Partners, our board of directors approved, subject to stockholder approval, a restated certificate of incorporation which, among other provisions, effects a one-for-ten reverse split of our common stock, changes our corporate name to Lattice Incorporated, and adds a provision to permit the limitation on the exercise or conversion of convertible securities and agreed to submit the restated certificate of incorporation to the stockholders for their approval. Upon the filing of the restated certificate of incorporation with the State of Delaware, principal and interest due on the note held by Barron Partners shall be automatically converted into such number of shares of our series A preferred stock as is determined by dividing the principal amount of the Note by the conversion price, which initially is $.575. Prior to such filing, the note is convertible at the conversion price at the option of the holder. Each share of Series A Preferred Stock is convertible into 25 shares of common stock subject to adjustment in certain instances, including the issuance by the Company of common stock at a price which is less than the conversion price applicable to the Series A Preferred Stock (the "Series A Conversion Price"), which is initially $.023 per share, subject to adjustment.

      In the event that we do not file the restated certificate of incorporation within 150 days of the September 19, 2006 closing date under the agreement with Barron Partners, the conversion price of the note and the series A preferred stock and the exercise price of the warrants are each reduced by 6% for each whole or partial month that elapses between the 150th day and the date that the restated certificate of incorporation is filed with the Secretary of State of Delaware. The 150th day after the closing date is February 15, 2007.

      Our board of directors has proposed that we adopt the restated certificate of incorporation. If our stockholders who are entitled to vote approve the proposal pertaining to our restated certificate of incorporation, the restated certificate of incorporation will be filed with the Secretary of State of the State of Delaware as soon as practicable following such approval.

      The following is a summary of the key changes affected by the restated certificate of incorporation, a copy of which is included as Appendix A to this proxy statement.

Change of our Corporate Name

      The restated certificate of incorporation changes our name to Lattice Incorporated. Our board of directors believes that the change of name it is in our best interest because it will allow us to develop brand recognition. As a result of our change of name, stockholders will not have to exchange their stock certificates. Rather, as we will issue new stock certificates which will reflect our new name as well as the reverse split described below. After the restated certificate of incorporation is filed with the Secretary of State of the State of Delaware, we will obtain a new trading symbol for our common stock on the OTC Bulletin Board.

One-for-Ten Reverse Split

      Our restated certificate of incorporation provides for a one-for-ten reverse split of our common stock. As a result of the reverse split, each share of common stock outstanding at the effective time of the reverse split, will, without any action on the part of the holder thereof, become one-tenth of a share of common stock. For purposes of this proposal, the common stock, as presently constituted, is referred to as the "old common stock" and the common stock resulting from the reverse split is referred to as the "new common stock".

      The reverse split will become effective upon the filing with the Secretary of State of the State of Delaware of the restated articles of incorporation, which states that, upon the filing of the restated certificate of incorporation, each share of common stock then issued and outstanding would automatically become and be converted into one-tenth share of common stock.

      We are currently authorized to issue 200,000,000 shares of common stock, having a par value of $.01 per share and 10,000,000 shares of preferred stock, have a par value of $.01 per share. The number of our authorized shares and the par value of the common and preferred stock will not be affected by the reverse split.

Principal Effects of the Reverse Split

      The principal effects of the reverse split will be as follows:

      1. Based upon the 165,765,656 shares of common stock outstanding on the Record Date, the reverse split would decrease the outstanding shares of common stock by 90%, and, upon the effectiveness of the reverse split, approximately 16,576,566 shares of new common stock would be outstanding.

      2. Each warrant or option to purchase one share of old common stock will become a warrant or option to purchase one-tenth of a shares at an exercise price per share of common stock equal to ten times the former exercise price. Thus, for example, a warrant to purchase 125,000,000 shares of old common stock at $.05 will become a warrant to purchase 12,500,000 shares of new common stock at an exercise price of $0.50 per share. As a result, the outstanding options and warrants to purchase a total of 321,522,333 shares of old common stock at exercise prices ranging from $ 0.03 to $0.12 will become options and warrants to purchase a total of 32,152,233 shares of new common stock at exercise prices ranging from $ 0.30 to $1.20.

      3. Currently each share of our series A preferred stock is convertible into 25 shares of common stock. After the reverse split, each share of our Series A preferred stock will be convertible into 2 1/2 shares of common stock. Thus, the series A preferred stock, which is convertible into 225,000,000 shares of old common stock will become convertible into 22,500,000 shares of new common stock.

      4. Each shares of series B preferred stock will automatically convert into shares of common stock at the Conversion Rate on September 18, 2007 if not redeemed prior to that date. Currently, the conversion rate is 8 1/3 shares. Following the Reverse Split, the conversion rate will be 5/6 of a share.

      We will obtain a new CUSIP number and trading symbol for the new common stock effective at the time of the reverse split. Following the effectiveness of the reverse split, we will provide each record holder of old common stock with information to enable the holder to obtain a certificate for new common stock in exchange for his or her certificate for shares of old common stock.

      Subject to the provisions for elimination of fractional shares, as described below, consummation of the reverse split will not result in a change in the relative equity position or voting power of the holders of old common stock.

      The restated certificate of incorporation will be filed with the Secretary of State of Delaware as soon as practicable after the approval of this proposal. The reverse split would become effective as of the date of such filing.

Purposes of the Reverse Stock Split

      The reverse split will decrease the number of shares of old common stock outstanding and presumably increase the per share market price for the new common stock. Theoretically, the number of shares outstanding should not, by itself, affect the marketability of the stock, the type of investor who acquires it, or our reputation in the financial community, but in practice this is not necessarily the case, as many investors look upon a stock trading in the range of $1.00 per share as unduly speculative in nature and, as a matter of policy, avoid investment in such stocks.

      Our common stock is currently traded on the OTC Bulletin Board. Many leading brokerage firms are reluctant to recommend lower-priced securities to their clients and a variety of brokerage house policies and practices currently tend to discourage individual brokers within firms from dealing in lower-priced stocks. Some of those policies and practices pertain to the payment of brokers' commissions and to time consuming procedures that make the handling of lower priced stocks unattractive to brokers from an economic standpoint. In addition, the structure of trading commissions also tends to have an adverse impact upon holders of lower priced stocks because the brokerage commission on a sale of a lower priced stock generally represents a higher percentage of the sales price than the commission on a relatively higher priced issue.

      The Board of Directors believes that the reverse split is in the best interest of us and our stockholders. The price of the old common stock during the period from January 1, 2006 through October 15, 2006 ranged from a low closing price of $0.05 to a high closing price of 0.09. On November 2, 2006, the closing price of the old common stock was $0.06 per share.

      We may require additional capital for our operations or for expansion and we do not believe that we will be able to raise the necessary capital unless the price of the common stock is higher than the current common stock price levels. However, no assurance can be given that the reverse split will result in any increase in the common stock price or that we will be able to complete any financing following the reverse split.

Exchange of Certificates and Elimination of Fractional Share Interests

      On the effective date, each ten shares of old common stock will automatically be combined and changed into one share of new common stock. No additional action on our part or on the part of any stockholder will be required in order to effect the reverse split. Stockholders will be requested to exchange their certificates representing shares of old common stock for new certificates representing shares of new common stock. Stockholders will be furnished the necessary materials and instructions to effect the exchange promptly following the effective date. Certificates representing shares of old common stock subsequently presented for transfer will not be transferred on our books and records but will be returned for the applicable number of shares of new common stock. Stockholders should not submit any certificates until requested to do so. In the event any certificate representing shares of old common stock is not presented for exchange upon request by us, any dividends or other distributions that may be declared after the effective date of the reverse split with respect to the common stock represented by such certificate will be withheld by us until the certificate for the shares of old common stock has been properly presented for exchange, at which time all such withheld dividends which have not yet been paid to a public official pursuant to relevant abandoned property laws will be paid to the holder thereof or his designee, without interest.

      No fractional shares of new common stock will be issued to any stockholder. Accordingly, stockholders of record who would otherwise be entitled to receive a fractional share of new common stock, will receive an additional fractional share of common stock in order to bring the number of shares held by the stockholder to a whole number of shares.

Federal Income Tax Consequences of the Reverse Split

      The combination of each ten shares of the old common stock into one share of new common stock should be a tax-free transaction under the Internal Revenue Code of 1986, as amended, and the holding period and tax basis of the old common stock will be transferred to the new common stock received in exchange therefor. The stockholder's basis of the new common stock, including any fractional shares that may be issued in order that the stockholder hold a whole number of shares, will be the same as his or her basis in the old common stock.

      This discussion should not be considered as tax or investment advice, and the tax consequences of the reverse split may not be the same for all stockholders. Stockholders should consult their own tax advisors to know their individual federal, state, local and foreign tax consequences.

Provision to Permit Limitation on the Exercise or Conversion of Convertible Securities

      The restated certificate of incorporation adds the following provision to our present certificate of incorporation:

            "The terms and conditions of any rights, options and warrants approved by the Board of Directors may provide that any or all of such terms and conditions may not be waived or amended or may be waived or amended only with the consent of the holders of a designated percentage of a designated class or classes of capital stock of the Corporation (or a designated group or groups of holders within such class or classes, including but not limited to disinterested holders), and the applicable terms and conditions of any such rights, options or warrants so conditioned may not be waived or amended or may not be waived or amended absent such consent."

      The adoption of this provision is required by our agreement with Barron Partners. The amendment gives us the authority to grant rights, warrants and options which provide that they cannot be amended without the consent a specified percentage of stockholders or classes or groups of stockholders, and such provisions would be prohibit us from amending the rights, warrants and options unless the requisite consent were obtained. With respect to the warrants that were issued pursuant to the Purchase Agreement, the amendment would prohibit us from amending the warrants to remove the 4.9% limitation. The warrants issued to Barron by their terms prevent amendments which would have the effect of removing the 4.9% limitation.

      Upon the filing of the restated certificate of incorporation, the note held by Barron Partners will automatically convert into shares of series A convertible preferred stock. The terms of the series A preferred stock will not be changed as a result of the filing of the restated certificate; however, we will refile the statement of designation with the restated certificate of incorporation and the statement of designation will reflect changes resulting from the one-for-ten reverse split. These changes are as follows:

      o     The conversion rate will be changed from 25 shares to 2 1/2 shares.

      o     The conversion price will be changed from $.023 to $.23.

      o The target earnings before interest, taxes, depreciation and amortization ("EBITDA") per share for 2006 will be changed from $.0019 to $.019.

      o The target earnings before interest, taxes, depreciation and amortization ("EBITDA") per share for 2007 will be changed from $.00549 to $.0549.

      Upon the filing of the restated articles of incorporation, the conversion ratio for the series B preferred stock will be changed from 8 1/3 shares to 5/6 of a share.

Vote Required

      The amendment and restatement of our certificate of incorporation requires the approval of the holders of a majority of the outstanding shares of common stock.

      The Board of Directors recommends a vote FOR the proposal to approve our restated certificate of incorporation.

BENEFICIAL OWNERSHIP OF SECURITIES AND SECURITY OWNERSHIP OF MANAGEMENT

      The following table provides information about shares of common stock beneficially owned as of October 31, 2006 by:

      o     each director;

      o     each officer named in the summary compensation table;

      o each person owning of record or known by us, based on information provided to us by the persons named below, to own beneficially at least 5% of our common stock; and

      o     all directors and executive officers as a group.



                                                                                 Percentage of
                                                           Common Stock          Common Stock
Name of Beneficial Owner (1)                          Beneficially Owned (2) Beneficially Owned (2)
---------------------------------------------------------------------------------------------------
Alan C. Bashforth (3)                                       16,598,363               9.4%
Paul Burgess (4)                                             6,000,000               3.5%
Herbert B. Quinn, Jr. (5)                                    6,604,424               4.0%
Eric D. Zelsdorf                                             5,835,606               3.5%
Robert Galbraith (6)                                         1,245,000                 *
Michael Ricciardi (7)                                       31,187,029              18.7%
---------------------------------------------------------------------------------------------------
Marie Ricciardi (7)                                         31,187,029              18.7%
---------------------------------------------------------------------------------------------------
Burlington Assembly of God (8)\                             10,000,000               5.9%
2035 Columbus Road
Burlington, New Jersey 08016
Joe Noto                                                       666,666                 *
---------------------------------------------------------------------------------------------------
Dragonfly Capital Partners, LLC (9)                          9,782,000               5.5%
420 Lexington Avenue Suite 2620
New York, New York 10170
---------------------------------------------------------------------------------------------------
Laurus Master Fund, LTD (10)                                23,583,333              12.4%
825 Third Avenue, 14th Floor
New York, New York 10022
---------------------------------------------------------------------------------------------------
All named  executive  officers and  directors               57,423,043              29.7%
as a group (4 persons)
---------------------------------------------------------------------------------------------------

*     Less than 1%

(1) Except as otherwise indicated, the address of each beneficial owner is c/o Science Dynamics Corporation, 7150 N. Park Drive, Suite 500, Pennsauken, NJ 08109.

(2) Applicable percentage ownership is based on 166,980,767 shares of common stock outstanding as of September 30, 2006, together with securities exercisable or convertible into shares of common stock within 60 days of Sept 30, 2006 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of September 30, 2006 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3) Includes: (a) 165,000 shares owned by Mr. Bashforth; (b) 1,520,000 shares owned by Innovative Communications Technology, Ltd., which is controlled by Mr. Bashforth; (c) 4,363,363 shares owned by Calabash Holdings Ltd., which is controlled by Mr. Bashforth; and (d) 2,000,000 shares issuable upon exercise of options held by Calabash Holdings Ltd.; and (e) 8,550,000 shares issuable upon exercise of warrants held by Mr. Bashforth.

(4)   Represents shares issuable upon exercise of options held by Mr. Burgess.

(5) Includes 370,515 shares owned by Mr. Quinn's wife, as to which Mr. Quinn disclaims beneficial interest.

(6) Includes 50,000 shares owned by Mr. Galbraith's wife, as to which Mr. Galbraith disclaims beneficial interest

(7) Mr. and Mrs. Ricciardi are husband and wife. The number of shares beneficially owned by each of them includes (a) 7,179,747 shares owned by Michael Ricciardi, (b) 14,808,230 shares owned by Marie Ricciardi, and (c) 9,199,052 shares owned by their minor child. Mr. and Mrs. Ricciardi disclaims beneficial interest in the shares owned by the other and their minor child.

(8) Represents 6,666,667 shares of common stock and 3,333,333 shares of common stock issuable upon exercise of warrants.

(9)   Represents shares of common stock issuable upon exercise of warrants.

(10)  Represents shares of common stock issuable upon exercise of warrants.

      Barron Partners owns notes and warrants which, if fully converted and exercised, would result in the ownership of more than 5% of our outstanding common stock. However, the note and warrant, by their terms, may not be converted or exercised if such conversion or exercise would result in Barron Partners or its affiliates owning more than 4.9% of our outstanding common stock. This limitation may not be waived.

              STOCKHOLDER PROPOSALS FOR THE ANNUAL MEETING IN 2007

      Written notice of proposals of stockholders submitted outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for consideration at our annual meeting of stockholders in 2007 must be received by us within a reasonable time before the Company begins to print and mail this proxy statement in order to be considered timely for purposes of Rule 14a-8 under the Exchange Act. The persons designated in our proxy card will be granted discretionary authority with respect to any stockholder proposal with respect to which we do not receive timely notice. Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act for inclusion in our proxy materials for our annual meeting of stockholders in 2007 must be received by our corporate secretary at our principal offices by January 31, 2007.

                              FINANCIAL STATEMENTS

      A copy of our Form 10-KSB for the year ended December 31, 2005 and our 10-QSB for the quarter ended September 30, 2006 accompany this proxy statement. Stockholders are referred to the reports for financial and other information about us.

                                  OTHER MATTERS

Other Matters to be Submitted

      Our board of directors does not intend to present to the meeting any matters not referred to in the form of proxy. If any proposal not set forth in this proxy statement should be presented for action at the meeting, and is a matter which should come before the meeting, it is intended that the shares represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      This proxy statement incorporates by reference the documents listed below, which contain important business and financial information. This means that that we can disclose information to you by referring you to another documents filed separately with the Securities and exchange Commission ("SEC"). The information incorporated by reference is considered a part of this proxy statement, except for any information superseded by information contained in this proxy statement.

      The following documents are incorporated by reference into this proxy statement:

      The Company's Annual Report on Form 10-KSB for the year ended December 31, 2005;

      The Company's Quarterly Report on Form 10QSB for the period ended June 30, 2006, filed with the SEC on August 17, 2006.

      Any statement contained in a document incorporated by reference in this proxy statement will be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained in this proxy statement or any other subsequently filed document that is incorporated by reference into this proxy statement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

                              AVAILABLE INFORMATION

      We are currently subject to the information requirements of the Exchange Act and in accordance therewith file periodic reports, proxy statements and other information with the SEC relating to our business, financial statements and other matters.

      Copies of such reports, proxy statements and other information may be copied (at prescribed rates) at the public reference facilities maintained by the Securities and Exchange Commission at Room 1024, 100 Fifth Street, N.E., Judiciary Plaza, Washington, D.C. 20549. For further information concerning the SEC's public reference room, you may call the SEC at 1-800-SEC-0330. Some of this information may also be accessed on the World Wide Web through the SEC's Internet address at http://www.sec.gov.

      In addition, the documents incorporated by reference into this proxy statement are available from the Company upon request. We will provide to you a copy of any and all of the information that is incorporated by reference in this proxy statement (not including exhibits to the information unless those exhibits are specifically incorporated by reference into this proxy statement), without charge, upon written or oral request. You should make any request for documents by November 31, 2006 to ensure timely delivery of the documents.

      Requests for documents relating to the Company should be directed to:

                          SCIENCE DYNAMICS CORPORATION
                          7150 N. Park Drive, Suite 500
                          Pennsauken, New Jersey 08109
                             Attention: Joseph Noto

      Whether or not you plan to attend, you are urged to complete, date and sign the enclosed proxy card and return it in the accompanying envelope or follow the instructions provided for voting by phone or via the Internet, if applicable. Prompt response will greatly facilitate arrangements for the meeting, and your cooperation is appreciated. Stockholders who attend the meeting may vote their shares personally even though they have sent in their proxy cards or voted by phone or the Internet.


                                              By Order of the Board of Directors

                                              Paul Burgess
                                              Chief Executive Officer

November 20, 2006

                                                                      Appendix A

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                          SCIENCE DYNAMICS CORPORATION

      Science Dynamics Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

            1. The Certificate of Incorporation of the Corporation was filed with the Secretary of State on May 24, 1973.

            2. The Certificate of Incorporation of the Corporation is hereby amended and restated to read as follows:

            FIRST: The name of the Corporation is Lattice Incorporated. (the "Corporation").

            SECOND: The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400 Wilmington, Delaware, 19808. The name of its registered agent at such address is Corporation Service Company.

            THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

            FOURTH: (a) The total number of shares of capital stock which this Corporation is authorized to issue is two hundred ten million (210,000,000) shares, of which:

                  (i) ten million (10,000,000) shares shall be designated as Preferred Stock, and shall have a par value of $.01 per share;

                  (ii) one hundred million (200,000,000) shares shall be designated as Common Stock, and shall have a par value of $.01 per share; and

                  (b) The Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers, full or limited, or without voting powers and with such designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors and as are not stated and expressed in this Certificate of Incorporation, or any amendment thereto, including (but without limiting the generality of the foregoing) the following:

                  (i) the designation of such series;

                  (ii) the dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or of any other series of capital stock, whether such dividends shall be cumulative or noncumulative, and whether such dividends may be paid in shares of any class or series of capital stock or other securities of the Corporation;

                  (iii) whether the shares of such series shall be subject to redemption by the Corporation, and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

                  (iv) the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

                  (v) whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes or series of capital stock or other securities of the Corporation, and, if provision be made for conversion or exchange, the times, prices, rates, adjustment and other terms and conditions of such conversion or exchange;

                  (vi) the extent, if any, to which the holders of the shares of such series shall be entitled to vote, as a class or otherwise, with respect to the election of the directors or otherwise, and the number of votes to which the holder of each share of such series shall be entitled;

                  (vii) the restrictions, if any, on the issue or reissue of any additional shares or series of Preferred Stock; and

                  (viii) the rights of the holders of the shares of such series upon the dissolution of, or upon the distribution of assets of, the Corporation.

                  (c) No holder of any stock of the Corporation of any class or series now or hereafter authorized, shall, as such holder, be entitled as of right to purchase or subscribe for any shares of stock of the Corporation of any class or any series now or hereafter authorized, or any securities convertible into or exchangeable for any such shares, or any warrants, options, rights or other instruments evidencing rights to subscribe for, or purchase, any such shares, whether such shares, securities, warrants, options, rights or other instruments be unissued or issued and thereafter acquired by the Corporation.

            FIFTH: Election of directors need not be by ballot unless the By-laws of the Corporation shall so provide.

            SIXTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

            SEVENTH: (a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Paragraph (b) of this Article SEVENTH, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article SEVENTH shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director of officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article SEVENTH or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

                  (b) Right of Claimant to Bring Suit. If a claim under Paragraph (a) of this Article SEVENTH is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard or conduct.

                  (c) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article SEVENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

                  (d) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

            EIGHTH: The terms and conditions of any rights, options and warrants approved by the Board of Directors may provide that any or all of such terms and conditions may not be waived or amended or may be waived or amended only with the consent of the holders of a designated percentage of a designated class or classes of capital stock of the Corporation (or a designated group or groups of holders within such class or classes, including but not limited to disinterested holders), and the applicable terms and conditions of any such rights, options or warrants so conditioned may not be waived or amended or may not be waived or amended absent such consent.

            NINTH: In furtherance and not in limitation of the powers conferred upon the Board of Directors by law, the Board of Directors shall have power to make, adopt, alter, amend or repeal from time to time By-laws of the Corporation, subject to the right of the stockholders entitled to vote with respect thereto to alter and repeal By-laws made by the Board of Directors and subject to the provisions of any By-law limiting the right of the Board of Directors to make certain modifications to the By-laws.

            4. Upon the filing of this Restated Certificate of Incorporation, without any action on the part of the holder thereof, each of the presently outstanding shares of Common Stock, par value $.01 per share, shall become and converted into, one-tenth of a share of Common Stock, par value $.01 per share. No fractional share will be issued. Any fractional shares resulting from the reverse split will be rounded up to the nearest whole number.

            5. This Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of Delaware.

            6. The capital of the Corporation will not be reduced under or by reason of any amendment herein certified.

            Tenth: The Statements of Designation of the rights, preferences, privileges and limitations of the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock are set forth in Exhibit A to this Restated Certificate of Incorporation The Statements of Designation of the rights, preferences, privileges and limitations of the Series A Convertible Preferred Stock and Series B Convertible Redeemable Preferred Stock are set forth in Exhibit A to this Restated Certificate of Incorporation.

      IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its chief executive officer this ___th day of , 2006.


                                           -------------------------------------
                                           Paul Burgess, Chief Executive Officer

FORM OF PROXY

                          SCIENCE DYNAMICS CORPORATION

               Special Meeting of Stockholders - December 18, 2006

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Paul Burgess and Joseph Noto or either of them acting in the absence of the other, with full power of substitution or revocation, proxies for the undersigned, to vote at the Special Meeting of Stockholders of Science Dynamics Corporation (the "Company"), to be held at 11:00 a.m., local time, on Monday, December 18, 2006, at the offices of the Corporation at 7150 N. Park Drive, Suite 500, Pennsauken, New Jersey 08109 and at any adjournment or adjournments thereof, according to the number of votes the undersigned might cast and with all powers the undersigned would possess if personally present.

(1)   To approve our restated certificate of incorporation.

      FOR |_|  AGAINST |_|  ABSTAIN |_|

(2) In their discretion, upon the transaction of such other business as may properly come before the meeting.

All of the above as set forth in the proxy statement, dated November 20, 2006

      The shares represented by this proxy will be voted on Item 1 as directed by the stockholder, but if no direction is indicated, will be voted FOR Item 1.

If you plan to attend the meeting please indicate below:

I plan to attend the meeting |_|

Dated:__________________________


                                          --------------------------------------

                                          --------------------------------------
                 (Signature(s))


                                          Please sign exactly as name(s) appear
                                          hereon. When signing as attorney,
                                          executor, administrator, trustee or
                                          guardian, please give full title as
                                          such.

                                          Please date, sign and mail this proxy
                                          in the enclosed envelope, which
                                          requires no postage if mailed in the
                                          United States.